Exhibit 23.2



              Consent of Independent Certified Public Accountants



We have issued our report dated July 28, 1998, accompanying the consolidated financial statements of Vasomedical, Inc. and Subsidiary included in the Annual Report on Form 10-K for the year ended May 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".


/s/ Grant Thornton LLP
GRANT THORNTON LLP


Melville, New York
December 15, 1998